Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190871, 333-195471, 333-200170, 333-231760, and 333-232568) of our report dated March 27, 2020 relating to the financial statements of AudioEye, Inc. and its subsidiary (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 27, 2020